
                                 Jurisdiction of       Percentage Interest
   Name of Subsidiary             Organization         Owned by Registrant
----------------------           ---------------       -------------------

SUBSIDIARIES OF ATLANTIC
CENTRAL ENTERPRISES LIMITED
----------------------------

Vista Technologies Inc.           Nevada                      54.1%  (Note A)

First American AMO Inc.           Delaware                    80.02% (Note B)

ICON Vision Centers Inc.          Ontario                    100%    (Note B)


SUBSIDIARIES OF VISTA
TECHNOLOGIES INC.
----------------------------

Vista Vision S.p.A.               Italy                       74.73%

Vista Vision Scandinavia A.B.     Sweden                     100%

Vista Laser Centers of the
   Southwest, Inc.                Nevada                      94%

Vista Laser Centers of
   Michigan, Inc.                 Nevada                     100%  (Note B)

Vista Laser Centers of
   the Northwest, Inc.            Nevada                     100%  (Note B)

Vista Laser Centers, Inc.         Nevada                     100%  (Note B)

Refractive Services 800 Corp.     Nevada                     100%  (Note B)



____________________________________________________

(A) Based on 6,324,912 shares of Vista's common stock outstanding, of which 3,423,800 shares are owned by Atlantic Central Enterprises Limited.

(B)     Not engaged in active business operations as of February 28, 1997.